UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2006

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 28, 2006, DOV Pharmaceutical, Inc. (the “Company”) received a notification from the Nasdaq Listings Qualification Department that the Company has failed to comply with the continued listing requirements of The Nasdaq Global Market because the market value of the Company’s listed securities has fallen below $50,000,000 for 10 consecutive business days pursuant to Nasdaq Marketplace Rule 4450(b)(1)(A).

Nasdaq also informed the Company that it failed to comply with Nasdaq Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50,000,000 each for the most recently completed fiscal year or two of the last three most recently completed fiscal years. Under the Nasdaq Global Market Continued Inclusion Requirements, the Company may maintain its listing qualifications without complying with this requirement if it is in compliance with the requirements of Nasdaq Marketplace Rule 4450(b)(1)(A) with respect to the market value of its listed securities being at least $50,000,000.

Pursuant to Nasdaq Marketplace Rule 4450(e)(4), the Company was provided a period of 30 calendar days, or until August 28, 2006, to regain compliance.  In the event the Company does not regain compliance by August 28, 2006, the Company shall have the right to appeal a staff determination to delist the Company’s securities and the Company’s securities will remain listed until completion of the appeal process. In addition, in the event the Company cannot meet the requirements for continued listing on The Nasdaq Global Market, it may apply to transfer to The Nasdaq Capital Market.

The Company is presently considering a number of alternatives to regain compliance with Nasdaq Marketplace Rule 4450(b)(1)(A) in order to remain listed on The Nasdaq Global Market. In the event the Company does not regain compliance by August 28, 2006, the Company presently intends to appeal the Nasdaq staff’s determination to a Listing Qualifications Panel. In the event the Company fails to regain compliance or is unsuccessful in an appeal to the Nasdaq Listing Qualification Panel and the Company has applied for transfer to The Nasdaq Capital Market and then qualifies for The Nasdaq Capital Market, the Company will so announce such transfer. In the event the Company’s Common Stock does not remain listed on a U.S. national securities exchange, DOV will be required to offer to repurchase the Company’s outstanding 2.50% Convertible Subordinated Debentures. In addition, the Company will likely have significant limitations on its ability to raise capital, including capital necessary in order to fund the repurchase of the Debentures.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended. You can identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives, including our ability to develop a plan for compliance with the continued listing requirements of The Nasdaq Global Market, meet the listing requirements set forth by Nasdaq for inclusion on The Nasdaq Capital Market if the Company chooses to apply for listing on such securities exchange, and obtain substantial additional funds.

You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2006 and our quarterly report on Form 10-Q filed on May 9, 2006.  We qualify all our forward-looking statements by these cautionary statements.  Readers should not place undue reliance on our forward-looking statements.  We do not undertake any obligation and do not intend to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date:	August 2, 2006	By:	/s/ Barbara Duncan Barbara Duncan President and Chief Financial Officer